UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  April 26, 2011

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone St.
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Pacific Financial Corporation ("Pacific") is furnishing information in accordance with Regulation FD regarding its financial results for the three months ended March 31, 2011.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

Pacific's net income for the three months ended March 31, 2011, was $432,000, a decrease of $202,000, compared to $634,000 for the three month period ended March 31, 2010.  The decrease was primarily related to a decrease in the gain on sale of loans and an other-than-temporary-impairment (“OTTI”) loss of $193,000, which were partially offset by a decrease in provision for credit losses.  Net interest margin increased to 3.95% for the three months ended March 31, 2011, compared to 3.85% for the same period of the prior year.  Provision for credit losses was $500,000, down from $800,000 a year ago.  The decrease is due to the improvement in asset quality as evidenced by a decrease in non-performing loans from $14,357,000 at March 31, 2010, to $10,842,000 at March 31, 2011.  Non-performing assets totaled $17,506,000, or 2.74% of total assets, at March 31, 2011, compared to $22,944,000, or 3.55% of total assets, at March 31, 2010.

Net interest income for the three months ended March 31, 2011, decreased slightly by $17,000 to $5,685,000 compared to the same period of the prior year.  The decrease is primarily the result of a decline in loan interest income from lower balances outstanding as loans have paid down, particularly in the construction and land development category.  This was partially offset by an improvement in funding costs.  The Company continues to roll off brokered deposits as they mature.  During the three months ended March 31, 2011, $9.7 million in brokered deposits matured which contributed to the decrease in the cost of funds.  Additionally, as non-performing loans decline the reversal of interest income from non-accrual loans also declines.

Non-interest income decreased $397,000 to $1,333,000 for the three months ended March 31, 2011, compared to the same period of the prior year, reflecting a reduction in income from loan sales due to a decrease in the volume of loans sold in the secondary market.  Additionally, a decrease in the gain on sale of investment securities and an OTTI loss on investment securities contributed to the decrease in non-interest income in the current period.  Non-interest expense increased slightly by $60,000 to $6,142,000.  The increase is primarily related to increases in salary and employee benefits costs, which were partially offset by decreases in expenses for occupancy and equipment, other real estate owned, FDIC assessments and data processing.

Total assets decreased 0.9% to $638.4 million at March 31, 2011, compared to $644.4 million at December 31, 2010.  The decrease is mostly attributable to planned decreases in certificates of deposits which were funded from interest bearing deposits.  Total loans, including loans held for sale, were $476.0 million at March 31, 2011, up slightly from $475.8 million at year-end 2010.  The ratio of the allowance for credit losses to total loans outstanding was 2.29%, 2.28% and 2.44%, at March 31, 2011, December 31, 2010 and March 31, 2010, respectively.

Capital ratios continue to exceed regulatory requirements for well-capitalized institutions.  Tier 1 leverage and total risk based capital ratios at March 31, 2011 for the Company’s subsidiary, Bank of the Pacific, were 9.97% and 14.62%, respectively, compared to 9.80% and 14.62% at December 31, 2010, respectively.  Pacific's unaudited consolidated balance sheets at March 31, 2011 and December 31, 2010, and unaudited consolidated statements of operations and selected performance ratios for the three months ended March 31, 2011 and 2010, follow.

PACIFIC FINANCIAL CORPORATION Condensed Consolidated Balance Sheets March 31, 2011 and December 31, 2010 (Dollars in thousands) (Unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash and due from banks	$13,443	$7,428
Interest bearing deposits in banks	40,487	54,330
Investment securities available-for-sale (amortized cost of
$45,789 and $42,402)	45,668	41,893
Investment securities held-to-maturity (fair value of $6,546
and $6,584)	6,423	6,454
Federal Home Loan Bank stock, at cost	3,182	3,182
Loans held for sale	5,526	10,144

Loans	470,472	465,681
Allowance for credit losses	10,774	10,617
Loans, net	459,698	455,064

Premises and equipment	15,140	15,181
Other real estate owned	6,664	6,580
Accrued interest receivable	2,542	2,334
Cash surrender value of life insurance	16,877	16,748
Goodwill	11,282	11,282
Other intangible assets	1,268	1,303
Other assets	10,186	12,480

Total assets

$

638,386

$

644,403

Liabilities and Shareholders' Equity

Deposits:
Demand, non-interest bearing	$84,459	$95,115
Savings and interest-bearing demand	265,700	253,347
Time, interest-bearing	188,056	196,492
Total deposits	538,215	544,954

Accrued interest payable	1,425	1,380
Secured borrowings	780	925
Short-term borrowings	10,500	10,500
Long-term borrowings	10,500	10,500
Junior subordinated debentures	13,403	13,403
Other liabilities	3,075	2,972
Total liabilities	577,898	584,634

Shareholders' Equity

Common Stock (par value $1); 25,000,000 shares authorized; 10,121,853 shares issued and outstanding at March 31, 2011 and December 31, 2010	10,122	10,122
Additional paid-in capital	41,322	41,316
Retained earnings	9,665	9,233
Accumulated other comprehensive loss	(621)	(902)
Total shareholders' equity	60,488	59,769

Total liabilities and shareholders' equity

$

638,386

		$644,403

PACIFIC FINANCIAL CORPORATION Condensed Consolidated Statements of Income Three months ended March 31, 2011 and 2010 (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2011	2010
Interest and dividend income
Loans	$6,825	$7,234
Investment securities and FHLB dividends	516	659
Deposits with banks and federal funds sold	24	37
Total interest and dividend income	7,365	7,930

Interest Expense
Deposits	1,365	1,860
Other borrowings	315	368
Total interest expense	1,680	2,228

Net Interest Income	5,685	5,702
Provision for credit losses	500	800
Net interest income after provision for credit losses	5,185	4,902

Non-interest Income
Service charges on deposits	414	360
Net gain on sales of other real estate owned	3	25
Gain on sales of loans	553	744
Net gain on sales of investments available-for-sale	110	229
Other-than-temporary-impairment loss	(193)	- -
Earnings on bank owned life insurance	130	131
Other operating income	316	241
Total non-interest income	1,333	1,730

Non-interest Expense
Salaries and employee benefits	3,428	3,237
Occupancy and equipment	644	692
Other real estate owned write-downs	116	148
Other real estate owned operating costs	92	122
Professional services	175	195
FDIC and State assessments	313	368
Data processing	282	314
Other	1,092	1,006
Total non-interest expense	6,142	6,082

Income before income taxes	376	550
Benefit for income taxes	(56)	(84)
Net Income	$432	$634

Earnings per common share:
Basic	$0.04	$0.06
Diluted	0.04	0.06
Weighted Average shares outstanding:
Basic	10,121,853	10,121,853
Diluted	10,121,853	10,121,853

                                                     -3-

PACIFIC FINANCIAL CORPORATION
Selected Performance Ratios

	Three months ended March 31,
	2011	2010

Net interest margin (1)	3.95%	3.85%
Efficiency ratio (2)	87.52%	81.84%
Return on average assets	0.27%	0.39%
Return on average common equity	2.89%	4.40%

	As of Period End
	March 31,	December 31,
	2011	2010

Book value per common share	$5.98	$5.90
Tangible book value per common share (3)	$4.74	$4.66

Tier 1 Leverage Ratio	9.97%	9.80%
Tier 1 Risk Based Capital Ratio	13.36%	13.35%
Total Risk Based Capital Ratio	14.62%	14.62%

(1)     Net interest income divided by average earnings assets.

(2)     Non interest expense divided by the sum of net interest income and non interest income.

(3)     Total shareholders’ equity less intangibles divided by shares outstanding.

SUMMARY OF NON-PERFORMING ASSETS (in thousands)	March 31, 2011		December 31, 2010		March 31, 2010

Accruing loans past due 90 days or more	$85	$	- -	$	- -
Restructured loans on accrual status	- -		- -		- -
Non-accrual loans (1)	10,757		9,999		14,357
Total non-performing loans	10,842		9,999		14,357

Other real estate owned	6,664		6,580		8,587
TOTAL non-performing assets	$17,506		$16,579		$22,944

Non-performing loans to total loans (2)	2.30%		2.15%		2.91%
Non-performing assets to total assets	2.74%		2.57%		3.55%
Allowance for loan losses to non-performing loans	99.37%		106.18%		82.38%
Allowance for loan losses to total loans (2)	2.29%		2.28%		2.44%

(1)   Includes $2,931,000 and $932,000 in non-accrual troubled debt restructured loans (“TDRs”) as of March 31, 2011 and December 31, 2010, respectively.  There were no TDRs as of March 31, 2010.

(2)   Excludes loans held for sale.

Loan Composition (in thousands)	March 31, 2011	December 31, 2010

Commercial and industrial	$87,880	$84,575
Real estate:
Construction, land development and other land loans	45,307	46,256
Residential 1-4 family	84,567	89,212
Multi-family	10,530	9,113
Commercial real estate – owner occupied	112,879	109,936
Commercial real estate – non owner occupied	105,037	106,079
Farmland	21,648	22,354
Consumer	9,047	9,128
Less unearned income	(897)	(828)
Total Loans (1)	$475,998	$475,825

(1)       Includes loans held for sale.

Deposit Composition (in thousands)	March 31, 2011	December 31, 2010

Non-interest bearing demand	$84,459	$95,115
Interest bearing demand	109,165	103,358
Money market deposits	99,294	93,996
Savings deposits	57,241	55,993
Time deposits	188,056	196,492
Total deposits	$538,215	$544,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: April 26, 2011	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer